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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                                April 16, 2002
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                      (Date of earliest event reported)


                          Commonwealth Bancorp, Inc.
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            (Exact name of registrant as specified in its charter)


      Pennsylvania                      0-27942                    23-2828883
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                         Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                     19401
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(Address of principal executive offices)                         (Zip Code)


                                (610) 313-1600
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             (Registrant's telephone number, including area code)


                                Not Applicable
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             (Former name, former address and former fiscal year,
                        if changed since last report)









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ITEM 5. OTHER EVENTS

    On April 16, 2002, Commonwealth Bancorp, Inc. reported earnings per common share of $0.43 on a diluted basis for the first quarter of 2002 compared to earnings of $0.13 on a diluted basis for the first quarter of 2001. Net income was $4.3 million for th first quarter of 2002 compared to $1.4 million for the first quarter of 2001. For additional information, reference is made to the Press Release, dated April 16, 2002, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also attached hereto as Exhibit 99.2 is a slide show presentation used in connection with Commonwealth's Annual Meeting of Stockholders on April 16, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements.

        Not Applicable.

    (b) Pro Forma Financial Information.

        Not Applicable

    (c) Exhibits:

        99.1          Press Release dated April 16, 2002

        99.2          Presentation at Annual Meeting of Stockholders



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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    COMMONWEALTH BANCORP, INC.



Date: April 16, 2002                By:     /s/Charles M. Johnston
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                                            Charles M. Johnston
                                            Chief Financial Officer

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